CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-163554 and No. 333-147244 on Form S-3, No. 333-185048 on Form S-4 and No. 333-169472 on Form S-8 of our report dated November 14, 2011, relating to the 2010 consolidated financial statements (before retrospective adjustments to the consolidated financial statement disclosures) of Eagle Rock Energy Partners, L.P. and subsidiaries (not presented herein), appearing in this Annual Report on Form 10-K of Eagle Rock Energy Partners, L.P. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2013